Exhibit 23(e)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1997, on the financial statements of Kansas Combined Cellular included in the Form 10-K of AirTouch Communications, Inc. for the year ended December 31, 1997, and to all references to our firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Kansas City, Missouri,
     June 25, 1999


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